SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)               September 1, 2005
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                                 GOLDSTRIKE INC.
                                 ---------------
             (Exact name of Registrant as specified in its charter)


            Nevada                       333-111656              Applied For
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  (State or other jurisdiction     (Commission File number)    (IRS Employer
of incorporation or organization)                            Identification No.)


                1055 West Hastings Street, Suite 1980, Vancouver,
                        British Columbia, Canada V6E 2E9
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (604) 688-8002
              (Registrant's Telephone Number, Including Area Code)


                  (Former Address If Changed since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

      Goldstrike Inc. (the "Company") is currently engaged in discussions with Gran Tierra Energy Inc. ("Gran Tierra") regarding the possibility of a reverse triangular merger (the "Merger") involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger.

      Gran Tierra is a private international oil and gas exploration and production company, incorporated in Alberta, Canada in January 2005. Gran Tierra identified and secured a commitment to acquire producing and non-producing properties in Argentina, which acquisition closed on September 1, 2005, for a cost of approximately $7,000,000 (the "Argentine Acquisition").

      To facilitate the Merger discussions, the Company determined to provide financing to Gran Tierra to enable Gran Tierra to consummate the Argentine Acquisition. The Company derived the funds necessary to provide this financing from the proceeds of the initial closing of a private offering of its securities, as is described in greater detail under "Item 3.02. Unregistered Sales of Equity Securities," below. There may be additional closings of the private offering, as discussed in Item 3.02; the proceeds derived from any additional closings will be used to increase the Loan Commitment.

      The Company's financing (the "Bridge Loan") of the Argentine Acquisition was evidenced by a loan agreement (the "Bridge Loan Agreement"), dated as of September 1, 2005, pursuant to which the Company agreed to make loans to Gran Tierra in an amount of up to the proceeds of its private offering (the "Loan Commitment"). On the execution and delivery of the Loan Agreement, Gran Tierra borrowed $6,665,198.30 under the Bridge Loan Agreement (the "Initial Loan Amount"). The balance of the Loan Commitment may be drawn down by Gran Tierra, in its discretion, subject to Gran Tierra's compliance with the conditions set forth in the Bridge Loan Agreement.

      The Bridge Loan Agreement is evidenced by a promissory note (the "Bridge Loan Note") issued by Gran Tierra to the Company in a principal amount equal to the Loan Commitment. The Bridge Loan Note matures on December 30, 2005 (the "Maturity Date"). The entire amount represented by the Loan Commitment bears interest at the rate of 9% per annum, and is payable in full on the Maturity Date. Gran Tierra will make monthly payments on the interest accrued commencing 30 days after the issuance of the Bridge Loan Note. If the Merger currently under discussion between the parties is in fact consummated, the principal amount and all accrued and unpaid interest due on the Bridge Loan Note will be forgiven and all amounts will be deemed to be repaid in full effective as of the Merger Closing Date.

      Gran Tierra's obligations related to the Bridge Financing are secured by a security interest on all of the assets of Gran Tierra and its Argentine subsidiary, Gran Tierra Energy Argentina S.A. ("GTA"), pursuant to a Security Agreement entered into among Gran Tierra, GTA and the Company.

      To further secure Gran Tierra's obligations, the Company has been pledged such number of newly-issued shares of Gran Tierra Common Stock as represents 51% of the total number of shares of Gran Tierra Common Stock issued and outstanding on a fully-diluted basis (the "Escrowed Bridge Loan Shares"). The Escrowed Bridge Loan Shares are being held in escrow pursuant to a Pledge and Escrow Agreement.

      A default by Gran Tierra under the Bridge Loan Note, including but not limited to the failure to close the Merger prior to the Maturity Date, will cause an increase to the interest rate payable on the Loan Commitment from 9% to 15% per annum, which increased interest rate will continue until all defaults are cured. In addition, if such default is not cured within the applicable time period provided in the Bridge Loan Note or Security Agreement (generally, 75 days), the Company will be entitled to foreclose on its security interest in the collateral provided for under the Security Agreement and to obtain delivery of the Escrowed Bridge Loan Shares. If a default is cured prior to the expiration of the applicable cure period, and provided further that the parties have entered into a definitive Merger Agreement, then Gran Tierra will be required to use its best efforts to consummate the Merger.

      The security interest in the collateral and the Escrowed Bridge Loan Shares will be released on the earlier to occur of the payment in full of the Bridge Loan Note or the closing of the Merger Closing Date (on which date the Bridge Loan Note will be forgiven).

                   Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

      Effective September 1, 2005, the Company had the initial closing of a private placement of units ("Units") of its securities. The offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D under the Securities Act. Each Unit consisted of one share of common stock ("Common Stock") and one common stock purchase warrant ("Warrants"). Each Warrant entitles its holder to purchase one-half a share of Common Stock for an exercise price of $0.625 per one-half share, and is exercisable for a five year period from the date of issuance. The Units were offered at a price of $0.80 per Unit. The Company derived total proceeds of $8,337,916 from the sale of 10,422,395 Units in the initial closing. The Units were offered and sold only to "accredited investors," as that term is defined by Rule 501 of Regulation D, and to persons who were neither resident in, nor citizens of, the United States.

         The offering will continue until the earlier of September 30, 2005 or the date on which a maximum of 12,000,000 Units have been sold.

         The proceeds derived from the initial closing of the offering were used to fund the Bridge Loan to Gran Tierra, as described in "Item 1.01. Entry into a Material Definitive Agreement," above.

                          Section 8 - Other Information

8.01. Other Events

      As of August 30, 2005 Company's Board of Directors approved, by unanimous written consent, a stock dividend for the purpose of effecting a 3.91304347826 for 1 stock split of the issued shares of Common Stock of the Company. The record date and payment date is August 31, 2005.

                  Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

         (c)      Exhibits


Exhibit Number     Description

  10.1 Bridge Loan and Control Share Pledge and Security Agreement, dated as of September 1, 2005, between Gran Tierra Energy Inc. and the Company

  10.2 Security Agreement, dated as of September 1, 2005, among Gran Tierra Energy Inc., Gran Tierra Energy Argentina S.A. and the Company

  10.3 Pledge and Escrow Agreement dated as of September 1, 2005, among Gran Tierra Energy Inc., Gottbetter & Partners LLP and the Company

  10.4             Bridge Loan Promissory Note, dated September 1, 2005

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GOLDSTRIKE INC.


Date: September 7, 2005                         By:  /s/ Greg Yanke
                                                     ---------------------------
                                                     Greg Yanke
                                                     Director